As filed with the Securities and Exchange Commission on December 14, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address, including zip code, of registrant’s principal executive offices)

The PNC Financial Services Group, Inc. Incentive Savings Plan

(Full title of the plan)

Richard J. Johnson

Chief Financial Officer

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(412) 762-2000

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)		Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $5.00 Par Value (4)	5,000,000	(5)	$71.96	$359,800,000.00	$38,498.60

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests of participation to be offered or sold pursuant to the employee benefit plan referenced above on this cover page.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities that may become issuable pursuant to stock splits, stock dividends or similar transactions, without the need for any post-effective amendment.
(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h). Calculated on the basis of the average of the reported high and low trading prices on the New York Stock Exchange for the Registrant’s common stock on December 8, 2006, which date is within 5 business days prior to the date of the filing of this Registration Statement.
(4)	Each share of common stock includes a Preferred Share Purchase Right pursuant to the Registrant’s Rights Agreement.
(5)	This Registration Statement also relates to the shares of common stock registered under Form S-8 Registration Statements 033-25140, 333-03901 and 333-65042. Shares issuable under The PNC Financial Services Group, Inc. Incentive Savings Plan have been previously registered under the Securities Act of 1933, of which 217,369 are being carried forward pursuant to this Registration Statement.

EXPLANATORY STATEMENT

The purpose of this Registration Statement is to register an additional 5,000,000 shares of PNC common stock for issuance pursuant to The PNC Financial Services Group, Inc. Incentive Savings Plan (the “Plan”) and an indeterminate amount of interests of participation to be offered or sold pursuant to said employee benefit Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, each as filed by The PNC Financial Services Group, Inc. (“PNC”) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference:

•	PNC’s annual report on Form 10-K for the year ended December 31, 2005

•	PNC’s quarterly reports on Form l0-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006

•	PNC’s current reports on Form 8-K (by date of earliest event reported and date filed): dated January 20, 2006 (filed January 26, 2006); dated February 14, 2006 (filed February 21, 2006); dated February 15, 2006 (filed February 22, 2006); dated March 21, 2006 (filed March 24, 2006); dated April 25, 2006 (filed May 1, 2006); dated and filed September 8, 2006; dated September 22, 2006 (filed September 28, 2006); dated September 29, 2006 (filed October 5, 2006); dated October 4, 2006 (filed October 10, 2006); dated October 8, 2006 (filed October 10, 2006); dated November 15, 2006 (filed November 21, 2006); dated and filed December 5, 2006; and dated December 6, 2006 (filed December 8, 2006)

•	The description of PNC common stock set forth in the registration statement on Form 8-A filed by PNC pursuant to Section 12 of the Exchange Act in September 1987, including any amendment or report filed with the SEC for the purpose of updating this description

•	PNC’s Articles of Incorporation, as amended and restated, filed by PNC as Exhibit 3.3 to its current report on Form 8-K dated August 25, 2005 (filed August 30, 2005)

•	The description of the rights agreement, contained in a registration statement on Form 8-A filed by PNC pursuant to Section 12 of the Exchange Act on May 23, 2000, including any amendment or report filed with the SEC for the purpose of updating this description

PNC also incorporates herein by reference any additional documents subsequently filed by PNC with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Each such document shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the respective date of filing of each such document. These documents may include current reports on Form 8-K and periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as proxy statements. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

The Plan incorporates herein by reference the Plan’s annual report on Form 11-K for the year ended December 31, 2005, and also incorporates herein by reference any additional documents subsequently filed by the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Each such document shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the respective date of filing of each such document.

Item 6. Indemnification of Directors and Officers.

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444), which we refer to as the PA BCL, PNC has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Pursuant to Section 1745 of the PA BCL, PNC has the power to pay expenses (including attorneys’ fees) incurred by a director or officer in a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 of the PA BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

PNC’s By-Laws generally provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification and for mandatory advancement of expenses upon receipt of the required undertaking. PNC’s By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

PNC has purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

Item 8. Exhibits.

The exhibits listed in the Exhibit Index of this Registration Statement are filed herewith or, where so indicated, are incorporated herein by reference to other filings. Incorporated document references to filings by the Registrant are to SEC File No. 001-09718.

The Registrant undertakes to submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser; and

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 14, 2006.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

By:	/s/ Samuel R. Patterson
(Signature and Title)
Samuel R. Patterson,
Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
* James E. Rohr	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2006

* Richard J. Johnson	Chief Financial Officer (Principal Financial Officer)	December 14, 2006

/s/ Samuel R. Patterson Samuel R. Patterson	Controller (Principal Accounting Officer)	December 14, 2006

*By:	/s/ Samuel R. Patterson
Samuel R. Patterson, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith

* Paul W. Chellgren	Director	December 14, 2006

* Robert N. Clay	Director	December 14, 2006

* J. Gary Cooper	Director	December 14, 2006

* George A. Davidson, Jr.	Director	December 14, 2006

* Kay Coles James	Director	December 14, 2006

* Richard B. Kelson	Director	December 14, 2006

* Bruce C. Lindsay	Director	December 14, 2006

* Jane G. Pepper	Director	December 14, 2006

* Lorene K. Steffes	Director	December 14, 2006

* Dennis F. Strigl	Director	December 14, 2006

* Stephen G. Thieke	Director	December 14, 2006

* Thomas J. Usher	Director	December 14, 2006

* George H. Walls, Jr.	Director	December 14, 2006

* Helge H. Wehmeier	Director	December 14, 2006

*By:	/s/ Karen M. Barrett
Karen M. Barrett, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 14, 2006.

THE PNC FINANCIAL SERVICES GROUP, INC. INCENTIVE SAVINGS PLAN (Plan)

By:	/s/ James S. Gehlke
(Signature and Title)
James S. Gehlke,
Plan Manager/Administrator

INDEX TO EXHIBITS

Exhibit 4.1	Articles of Incorporation of The PNC Financial Services Group, Inc., as amended and restated	Incorporated by reference to Exhibit 3.3 to the Registrant’s current report on Form 8-K dated August 25, 2005

Exhibit 4.2	By-Laws of The PNC Financial Services Group, Inc., as amended and restated effective as of December 14, 2005	Incorporated by reference to Exhibit 3.5 to the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2005

Exhibit 4.3	Rights Agreement between The PNC Financial Services Group, Inc. and The Chase Manhattan Bank dated May 15, 2000, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C	Incorporated by reference to Exhibit 1 to the Registrant’s Report on Form 8-A filed May 23, 2000

Exhibit 4.4	First Amendment to Rights Agreement between The PNC Financial Services Group, Inc., The Chase Manhattan Bank, and Computershare Investor Services, LLC dated January 1, 2003	Incorporated by reference to Exhibit 4.8 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2002

Exhibit 23	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith

Exhibit 24	Powers of Attorney	Filed herewith